EXHIBIT 99.3


                                     FORM OF
                         SPECIAL HAZARD INSURANCE POLICY


[SPECIAL HAZARD INSURER]                             Policy No.: [            ]
[ADDRESS]
[TELEPHONE]

Insured's Identification                             Effective Date
  Number:         [            ]                     of Policy:  [            ]


         [SPECIAL HAZARD INSURER], a [ ] corporation (the "Company"), agrees to pay to the Insured identified below, in consideration of the premium paid as specified herein, the amount of Loss, subject to the terms and conditions herein contained.

INSURED:  [            ]
[ADDRESS]

PREMIUM: $[            ]

Total Initial Principal Balance: $[            ]

Aggregate Loss Percentage:  [            ][   ]%

Aggregate Loss Limit: $[            ]

Endorsements attached at issuance:  [            ]

         The obligation of the Company under this Policy is subject to the following conditions and agreements (the "Conditions"):

                  1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Trust Agreement unless the context shall otherwise require.

                  "Advances" are as defined in Paragraph 9(a).

                  "Aggregate Loss Limit" is as defined in Paragraph 9(f).

                  "Aggregate Loss Percentage" is the percentage specified on the face of this Policy.

                  "Aggregate Losses" are as defined in Paragraph 9(f).

                  "Borrower" is the Person required to repay the debt obligation created pursuant to a Mortgage Agreement.

                  "Default" occurs when the Borrower becomes in arrears in an amount equal to or greater than one (1) monthly payment due under the terms of the Mortgage Agreement or violates any other term or


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condition of the Mortgage Agreement which is a basis for a foreclosure action.

                  "Four (4) Months in Default" occurs when the Borrower becomes in arrears in an amount equal to or greater than four (4) monthly payments due under the terms of the Mortgage Agreement.

                  "Good and Merchantable Title" is title free and clear of all liens, encumbrances, covenants, conditions, restrictions and easements (hereinafter referred to as Liens), except for: (i) the lien of any public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent, (ii) any Liens which were reflected in the appraisal provided to the Company and to which there was no objection, any municipal and zoning ordinances and exceptions to title set forth in Federal Housing Administration Reg. Sec. 203.389 and acceptable to the Federal National Mortgage Association under its mortgage purchasing standards for first-lien single family mortgages in effect at the effective date of this Policy, and
(iii) any other impediments which will not have a materially adverse effect on the marketability of the title.

                  "Initial Principal Balance" is the unpaid principal balance of an insured Mortgage Agreement at the later of (i) the effective date of this Policy and (ii) the date the Mortgage Agreement became an Insured Mortgage Agreement.

                  "Insured" is the Person designated on the face of this Policy. The insured may contract with any other Person to perform the Insured's obligations under this Policy.

                  "Insured Mortgage Agreement" is any Mortgage Agreement which is purchased from the proceeds of the Security and which the Company has underwritten and approved and to which coverage under this policy has been extended.

                  "Insurer" is the Company.

                  "Loss" is the direct physical Loss or damage to Mortgaged Property which occurs during the term of this policy either (i) prior to the Insured's acquiring Good and Merchantable Title because of a Default by the Borrower or (ii) while the Insured has Good and Merchantable Title that was acquired because of a Default by the Borrower.

                  "Mortgage Agreement" is any note and any mortgage, bond, deed of trust or other instrument which constitutes a first lien or charge on Residential real property and which collateralizes the Borrower's debt obligation.

                  "Mortgaged Property" is the property subject to an Insured Mortgage Agreement.

                  "Other Insurance" is as defined in Paragraph 9(c).

                  "Person"   is  any   individual,   corporation,   partnership,
association or other entity.

                  "Policy" is this policy of insurance plus all applications, commitments, endorsements and schedules related hereto, all of which are attached hereto and incorporated herein.

                  "Residential" is a type of building which is designed for occupancy by not more than four families or a condominium unit.

                  "Schedule" is the listing or listings of insured Mortgage Agreements under this policy.

                  "Security"  is  the  bond,   certificate   or  other  security
instrument noted or referred to on the face of this policy.

                  "Total Initial Principal Balance" is the sum of the Initial Principal Balances of all the Insured

                                        2





Mortgage Agreements together with the amount, if any, of additional Mortgage Agreements intended to be purchased with unexpended proceeds of the Security.

                  Any pronouns, when used herein, shall mean the single or plural, masculine or feminine, as the case may be.

                  2. Effective Date, Policy Period, Termination and Cancellation. The effective date of this Policy shall be the date specified on the face hereof. This Policy shall continue in force until (i) each Insured Mortgage Agreement either has been paid in full or is no longer represented by the Security or (ii) the Security is redeemed. Except as provided in this Paragraph 2 and in Paragraph 3, there shall be no right of cancellation under this Policy.

                  3.       Premiums

                           (a) The premium for this Policy shall be paid in the manner and at the rate specified on the face hereof. The provisional premium stated in Endorsement No. 1 is due on the effective date of this Policy. Failure to pay the premium within fifteen (15) business days from the mailing date of the cancellation notice will terminate the liability of the Company with respect to this Policy.

                           (b) If the Aggregate Loss under this Policy reaches the Aggregate Loss Limit as defined in Condition 9(f), then the total premium under this Policy is due and shall remain due; provided, however, that the premium shall continue to be calculated and paid in the manner specified on the face hereof.

                  4. Notice or Prepayment/Assumption. Unless otherwise mutually agreed by the Company and the Insured, the Insured shall quarterly (within fifteen (15) days after the last day of March, June, September and December) provide the Company with a listing of those Insured Mortgage Agreements which have been prepaid in full or which have been assumed.

                  5.       Limits of Liability

                           (a)  The   Company's   liability   for  Loss  on  the
         individual properties secured by the Mortgage Loan Agreements shall be the Actual Loss Sustained as defined in Paragraph 9(b).

                           (b) The Company's total aggregate liability for Loss during the term of this Policy shall not exceed the greatest of 1% of the Total Initial Principal Balance or two times the largest Principal Balance of any Insured Mortgage Agreement or $[ ], and adjusted in accordance with Premium Endorsement No. 1.

                  The total aggregate limit of liability is the sum of Losses paid by the Company pursuant to Paragraph 9 - Loss Procedures, and subject to the provisions of Paragraph 9(f) - Aggregate Loss Limit.

                  6. Perils Insured Against. This Policy insures against Loss that is caused by all risks of direct physical Loss or damage which occurs to the Mortgaged Property from any cause, except as hereinafter excluded, and which occurs during the term of this Policy either (i) prior to the Insured's acquiring Good and Merchantable Title because of a Default by a Borrower or (ii) while the Insured has Good and Merchantable Title that was acquired because of a Default by the Borrower.

                  7. Perils Excluded. This Policy does not insure against Loss or damage caused by or resulting from:


                                        3





                           (a) the perils of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, sprinkler leakage, vandalism or malicious mischief, except to the extent of that portion of the Loss which was uninsured because of the application of a coinsurance clause of another insurance policy covering these perils;

                           (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing Loss;

                           (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such Loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril insured against in this Policy;

                           (d) (1) hostile or warlike action in time of peace or
                  war, including action in hindering, combating or defending against an actual, impending or expected attack (i) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (ii) by military, naval or air forces; or (iii) by an agent of any such government, power, authority or forces;

                                    (2)  any  weapon  of  war  or  facility  for
                  producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war;

                                    (3)  insurrection,   rebellion,  revolution,
                  civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

                           (e) Infidelity, conversion or any dishonest act on the part of any Insured or an Insured's agent or employee.

                           (f) It is understood and agreed that this Policy excludes loss caused by normal wear and tear, marring or scratching, gradual deterioration, inherent vice, or latent defect, rust, mold, wet or dry rot, animals, birds, vermin, insects, or inadequate maintenance of part or all of mortgaged property on or off designated premises.

                  8. Notice of Default. Within ten (10) days after the Insured becomes aware that:

                           (a) a Borrower is Four (4) Months in Default, as defined herein, or

                           (b) proceedings to acquire title to a Borrower's property have been commenced by the Insured or its agents, successors or assigns, whichever event occurs first,

         notice thereof shall be given to the Company by the Insured upon the form furnished by the Company; provided, however, that failure of the Company to furnish forms shall not relieve the Insured of the obligation to give notice in any reasonable form within the required time. Thereafter, the Insured shall report monthly to the Company in summary form the status of the Borrower's account, until a claim is submitted to the Company or until the Borrower's account is current. Failure by the Insured to give notice or file any report required under this Policy within the time period specified shall not constitute failure to comply with a material condition of this Policy; provided that such failure is remedied within ten (10) days of receipt of a notice thereof from the Company.

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                  9.       Loss Proceeds

                           (a) Advances -- In the event of Default, it shall be a condition to payment of a claim on any Insured Mortgage Agreement that the Insured advance: (i) hazard insurance premiums and (ii) as necessary and approved in advance by the Company (A) real estate property taxes and property protection and preservation expenses, and
         (B) foreclosure costs; including court costs and reasonable attorney's fees.

                           (b) Actual Loss Sustained -- Applicable whenever the Insured has not collected from Other Insurance, means the lesser of:

                                    (1) the cost of repair or  replacement  with
                  material of like quality and kind within a reasonable time after such damage; or

                                    (2)  the  unpaid  principal   balance  on  a
                  Mortgage Agreement at the time of acquisition of Mortgaged Property by the Insured by foreclosure or deed in lieu of foreclosure, plus accumulated delinquent interest computed to the date of claim payment by the Company at the Mortgage Agreement rate of interest (excluding applicable late charges and penalty interest), plus Advances, less any net proceeds if there be any from the sale of the property.

                                    (3)  in  Paragraph   9(b)(1)(2)  above,  the
                  Actual Loss Sustained shall be the Loss after crediting any applicable funds received by the Insured as a result of Loss or damage to the related Mortgaged Property.

                           (c) Other Insurance -- If at the time of Loss or damage there is available to the Insured any other valid and collectible insurance which would apply in the absence of this Policy, the insurance under this Policy shall apply only as excess insurance over such Other Insurance.

                           (d) Claim Payment -- Subject to the Aggregate Loss Limit contained in Paragraph 9(f) below, the Company shall pay to the insured the amount of the Loss computed in accordance with Paragraph 9(b) above. As a condition precedent to the payment of any claim for Loss in accordance with B(2) above, the Insured shall provide the Company with Good and Merchantable Title to the Mortgaged Property.

                           (e) Discharge of Obligation -- Any claim payment by the Company pursuant to Paragraph 9(d) above shall be a full and final discharge of its obligation with respect to such claim under the terms of this Policy.

                           (f) Aggregate Loss Limit -- Notwithstanding the provisions of Paragraph 9(b) and 9(d) above, the Aggregate Loss Limit of the Company under this Policy is equal to the Aggregate Loss Percentage of the Total Initial Principal Balance of the Insured Mortgage Agreements. The Aggregate Losses are the sum of Losses paid by the Company pursuant to Paragraph 9(d) above, reduced by any net proceeds the Company receives upon disposal of any Mortgaged Property. Any Loss paid hereunder shall reduce the amount of this Policy available for additional claims. When the Aggregate Losses paid by the Company under this policy equal the Aggregate Loss Limit, the liability of the Company to pay any additional claims for Loss shall cease until the Aggregate Losses are reduced below the Aggregate Limit Loss.

                           (g) Appraisal -- If the Insured and the Company fail to agree as to the amount of any claim, each shall, on the written demand of either, made within sixty (60) days after receipt of proof of claim by the Company, select a competent and disinterested appraiser, and the appraisal shall

                                        5





         be made at a reasonable time and place. The appraisers shall first select a competent and disinterested umpire, and failing for fifteen
         (15) days to agree upon such umpire, then, on the request of the Insured or the Company, such umpire shall be selected by a judge of a court of record in the state in which such appraisal is pending. The appraisers shall then appraise the claim, stating separately the Actual Loss Sustained in accordance with Paragraph 9(b), and failing to agree shall submit their differences to the umpire. An award in writing of any two shall determine the amount of claim. The Insured and the Company shall each pay its chosen appraiser and shall bear equally the other expenses of the appraisal and the umpire. The Company shall not be held to have waived any of its rights by any act relating to appraisal.

                           (h) Maintenance and Examination of Records -- The Insured shall maintain and, as often as may be reasonably required during the term of this Policy and for one year thereafter, produce for examination by the Company or its duly authorized representative, all the books and records of the Insured with respect to the Insured Mortgage Agreements and their outstanding unpaid balances at the end of each Policy year.

                           (i) Claims Against Third Parties -- The Insured shall, if known, give notice to the Company as to any party against whom a subrogation claim may be asserted.

                           (j) Preservation of Mortgaged Property -- When Loss occurs to Mortgaged Property from a period covered by this Policy and notice of foreclosure has been given to the mortgagor, the Insured shall use reasonable means to protect the Mortgaged Property from further Loss if it has the right to do so (whether or not the Loss is covered by this Policy). Any further covered Loss due to the Insured's failure to protect the Mortgaged Property shall not be recoverable under this Policy. The Company will reimburse the Insured for expenses thus reasonably incurred. Such expenses shall be in addition to the limit of liability of this Policy.

                           (k) Impairment of Recovery Rights -- Any act or agreement by the Insured whereby any right to the Insured to recover in whole or in part for Loss or damage to property covered hereunder against any other party liable therefor, is released or impaired or lost without the consent of the Company, shall render that particular claim uncollectible, but the Company's right to retain or recover the premium shall not be affected. The Company is not liable for any Loss or damage which, without its written consent has been settled or compromised by the Insured.

                           (l) Abandonment -- There can be no abandonment to this Company of any Mortgaged Property.

                           (m) Subrogation -- The Company may require from the Insured an assignment of all right of recovery against any party for Loss to the extent that payment therefor is made by the Company.

                           (n) Examination Under Oath -- The Insured, as often as may be reasonably required, shall exhibit to any person designated by the Company all that remains in any Mortgaged Property herein described, and shall submit, and insofar as is within its power, cause its employees and others to submit to examinations under oath by any person named by the Company and subscribe to the same; and, as often as may be reasonably required, shall produce for examination all writings, books of account, bills, invoices and other vouchers, or certified copies thereof if the originals be lost, at such reasonable time and place as may be designated by the Company or its representatives, and shall permit extracts and copies thereof to be made. No such examination under oath or examination of books or documents, nor any other act of the Company or any of its employees or representatives in connection with the investigation of any Loss or claim hereunder, shall be deemed a waiver of any defense which the Company might otherwise have asserted with respect to any Loss or claim, but all such

                                        6





         examinations and acts shall be deemed to have been made or done without prejudice to the Company's liability.

                  10.      Submitting And Paying Claims

                           (a) Filing Claims -- Unless otherwise mutually agreed, a claim for Loss may be filed with the Company on the appropriate form provided by the Company within sixty (60) days after either: (i) the Insured has acquired Good and Merchantable Title to the Mortgaged Property or (ii) the Mortgaged Property is damaged by a peril insured against under this Policy, which damage occurred while the Insured had Good and Merchantable Title that had been acquired because of a Default by the Borrower.

                           (b) Failure to File -- Failure to file a claim for Loss within sixty (60) days after a claim for Loss should have been filed under (a) above shall be deemed an election by the Insured to waive any right to claim payment under the terms of this Policy; provided, however, that the failure to file a claim for Loss is filed within one (1) year after the time required by Paragraph 10(a) above unless (i) the Company is prejudiced thereby and (ii) it was reasonably possible for the Insured to meet the time limit.

                           (c) Payment of Claim -- Any claim payment due the Insured shall be payable within thirty (30) days after an acceptable proof of Loss is received by the Company. The date of a claim settlement is the date on which the Company issues a claim payment.


                  11. Notice. All notices, claims, tenders, reports and other data required to be submitted to the Company by the Insured shall be mailed postage prepaid to the administrative office of the Company at [ ] [ ], or to its authorized agent. The Company may change this address by giving written notice to the Insured. All notices to the Insured shall be mailed postage prepaid to the address on the face of this Policy unless the Company is otherwise notified in writing. The Company and the Insured may mutually agree that notice shall be sent to additional Persons.

                  12. Provisions Applicable. The provisions of this Policy shall inure to the benefit of and be binding upon the Company, the Insured and their respective successors and assigns.

                  13. Suit. No suit or action on this Policy for recovery of any claim shall be sustained in any court of law or equity unless all material conditions of this Policy shall have been complied with, except that a condition may be specifically waived by the Company in writing. A suit against the Company must be commenced within three (3) years after the Loss can be determined.

                  14. Waiver of Conditions. No condition of the Policy, amendment or endorsement thereto shall be deemed waived, altered or otherwise compromised unless stated in writing and duly executed. Each of the conditions of this Policy is severable, and a waiver, alteration or compromise of one condition shall not be construed as a waiver, alteration or compromise of any other condition.

                  15.      Representations.

                           (a) Knowledge of Agent -- The knowledge of an agent of the Company shall be knowledge of the Company. Any fact which breaches a Condition of this Policy and is known to an agent of the Company shall not void this Policy or prevent a recovery thereunder in the event of a claim for Loss.

                           (b) Misrepresentation -- No misrepresentation or breach of affirmative warranty

                                        7





         made by or on behalf of the Insured shall affect the Company's obligation under this Policy unless (i) the Company relies on the fact misrepresented or falsely warranted and (ii) the fact misrepresented or falsely warranted contributed to the Loss.

                           (c) Breach -- No failure to abide by a Condition prior to a Loss or no breach of a promissory warranty affects the Company's obligation under this Policy unless such failure to breach exists at the time of the Loss and either (i) increases the risk at the time of Loss or (ii) contributes to the Loss. The provisions of this Condition do not apply to the failure to tender payment of premium.

                  16. Conflict with Laws. Any provision of this Policy which is in conflict with the laws of the jurisdiction in which it is effective is hereby amended to conform with the minimum requirements of such laws.

                  17. Misrepresentation and Fraud. This entire Policy shall be void, if, whether before or after a Loss, the Insured has concealed or misrepresented any material fact or circumstance concerning this insurance or the subject thereof, or the interest of the Insured therein, or in the case of any fraud, attempted fraud, or false swearing by the Insured relating thereto.

                  18. Governing Law. This Policy shall be deemed to be issued in the State of New York, and the rights and liabilities created hereunder shall be determined in accordance with the laws of the State of New York applicable to requirements made and to be performed in such State.

                  19. Venue. Any action or proceeding of any kind against the Company arising out of, by reason of, or relating to the Policy must be brought in a State or Federal court of competent jurisdiction in the State of New York. The Insured consents to the jurisdiction and venue of such courts and waives any defenses or objections to such jurisdiction and venue, including any defenses or objections based upon the convenience of forum in such courts.

                                        8





                             ENDORSEMENT NO. [ ] TO
                         SPECIAL HAZARD INSURANCE POLICY


[SPECIAL HAZARD INSURER]

TRUST:            Established pursuant to the Trust Agreement dated as of
                  [            ], 199[ ] among Saxon Asset Securities Company,
                  as Seller, [            ], as Master Servicer, and
                  [            ], as Trustee

POLICY NO.:       [            ]

DATE OF
ISSUANCE:         [            ], 199[ ]


THE PREMIUM FOR THE PERIOD [            ] to [            ] is $[            ]
AND IS SUBJECT TO MINIMUM EARNED PREMIUM AS FOLLOWS:

                  1. The premium for annual periods during which loans are no longer eligible for origination will be calculated at the beginning of each anniversary date of this Policy at the fixed yearly rate of [ ]% of the total outstanding principal balance of the Insured Mortgage Agreements for the month immediately preceding the month in which such anniversary date occurs. The minimum premium for any annual period shall be $1,000.

                  2. For subsequent annual periods the Insured shall, within 30 days of each anniversary date of this Policy, furnish the Company with a written statement of the total outstanding principal balance of the Insured Mortgage Agreements as of such anniversary date.

                  3. If the Insured has failed to report the total outstanding principal balance of the Insured Mortgage Agreements for any policy year, the Company at its sole discretion, and after 30 days' notice, may compute the actual premium by substituting for such unreported outstanding balance the Total Initial Principal Balance.

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

EFFECTIVE DATE:



                                             Authorized Signature


                                        9





                             ENDORSEMENT NO. [ ] TO
                         SPECIAL HAZARD INSURANCE POLICY

                            FLOOD INSURANCE REQUIRED



[SPECIAL HAZARD INSURER]

TRUST:            Established pursuant to the Trust Agreement dated as of
                  [            ], 199[ ] among Saxon Asset Securities Company,
                  as Seller, [            ], as Master Servicer, and
                  [            ], as Trustee

POLICY NO.:       [            ]

DATE OF
ISSUANCE:         [            ], 199[ ]

                  The Insured shall cause to be maintained on any Insured Mortgage Property designated as eligible for the National Flood Insurance Program, flood insurance in an amount which is at least equal to the lesser of:

                  1. the unpaid principal balance of the unrelated Mortgage Agreement; and

                  2. the maximum insurance available on any one structure under the National Flood Insurance program.

                  Maintenance of a blanket policy so insuring the related Mortgaged Property shall be conclusively deemed to satisfy the obligation set forth above. If such coverage is not maintained and a Loss occurs which would have been covered by the National Flood Insurance Program, the claim will be reduced by the amount that such flood insurance policy would have covered.




ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

EFFECTIVE DATE:



                                               Authorized Signature

                                       10







                             ENDORSEMENT NO. [ ] TO
                         SPECIAL HAZARD INSURANCE POLICY


[SPECIAL HAZARD INSURER]

TRUST:            Established pursuant to the Trust Agreement dated as of
                  [            ], 199[ ] among Saxon Asset Securities Company,
                  as Seller, [            ], as Master Servicer, and
                  [            ], as Trustee

POLICY NO.:       [            ]

DATE OF
ISSUANCE:         [            ], 199[ ]


                  Paragraph 9(f) of this Policy is deleted in its entirety and is replaced by a new Paragraph 9(f), which reads as follows:

                  "9.      Loss Procedures --

                           (f) Aggregate Loss Limit -- Notwithstanding the provisions of Paragraphs 9(b) and (d) above, the Aggregate Loss Limit of the Company under this Policy is an amount equal to the greater of:
         (i) the Aggregate Loss Percentage and (ii) twice the principal balance reflected on the schedule for the Insured Mortgage Agreement having the largest principal balance reflected on the Schedule of any Insured Mortgage Agreement and (iii) the total of the principal balance reflected on the Schedule for the Insured Mortgage Agreements having the highest concentration in any one zip code of any Insured Mortgage Agreements. The aggregate Losses are the sum of Losses paid by the Company pursuant to Paragraph 9(d) above, reduced by any net proceeds the Company receives upon disposal of any Mortgaged Property. When the Aggregate Losses paid by the Company under this Policy equal the Aggregate Loss Limit, the liability of the Company to pay any additional claims for Loss shall cease until the Aggregate Losses are reduced below the Aggregate Loss Limit."

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

EFFECTIVE DATE:




                                             Authorized Signature

                                       11






                             ENDORSEMENT NO. [ ] TO
                         SPECIAL HAZARD INSURANCE POLICY



[SPECIAL HAZARD INSURER]

TRUST:            Established pursuant to the Trust Agreement dated as of
                  [            ], 199[ ] among Saxon Asset Securities Company,
                  as Seller, [            ], as Master Servicer, and
                  [            ], as Trustee

POLICY NO.:       [            ]

DATE OF
ISSUANCE:         [            ], 199[ ]

                  The Security referred to in the Policy is:

                  Saxon Asset Securities Company Asset Backed Certificates,
                  Series 199[ ]-[ ], Class [   ]














ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

EFFECTIVE DATE:




                                           Authorized Signature

                                       12




                             ENDORSEMENT NO. [ ] TO
                         SPECIAL HAZARD INSURANCE POLICY


[SPECIAL HAZARD INSURER]

TRUST:            Established pursuant to the Trust Agreement dated as of
                  [            ], 199[ ] among Saxon Asset Securities Company,
                  as Seller, [            ], as Master Servicer, and
                  [            ], as Trustee

POLICY NO.:       [            ]

DATE OF
ISSUANCE:         [            ], 199[ ]


                  The definition of "Insured Mortgage Agreement" in Paragraph 1 of this policy is deleted in its entirety and replaced by the following:

                  "Insured Mortgage Agreement" is any Mortgage Agreement which is listed on the Schedule, dated [ ], 199[ ].












ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

EFFECTIVE DATE:




                                            Authorized Signature

                                       13